Exhibit 99.4


                                      STOCK

                                    OFFERING

                                    QUESTIONS

                                       AND

                                     ANSWERS




                                  Ben Franklin
                                 Financial, Inc.

                          (Proposed Holding Company for
                 Ben Franklin Bank of Illinois formerly known as
                              Douglas Savings Bank)

STOCK OFFERING
QUESTIONS & ANSWERS

FACTS ABOUT THE PLAN OF CONVERSION

The Board of Directors of Ben Franklin Bank of Illinois (the "Bank"), formerly known as Douglas Savings Bank, unanimously adopted a Plan of Conversion (the "Plan") to convert from a federal mutual savings bank to a federal stock savings bank (the "Conversion").

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in Ben Franklin Financial, Inc., the newly formed holding company for the Bank (the "Holding Company"), through Subscription and Direct Community and/or Public Offerings (the "Offering").

Investment in the common stock of the Holding Company ("Common Stock") involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

WHY IS THE BANK CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?

The stock holding company form of ownership is used by most business corporations and an increasing number of banks and savings institutions. Through the sale of the stock, the Holding Company will raise additional capital, enabling it to:

o Take advantage of opportunities for internal growth and possible future acquisitions.

o The Bank, in turn, will utilize these funds to support and broaden its range of products and services offered; and

o Allow customers of the Bank and friends to subscribe to purchase stock and share in the Holding Company's and the Bank's future.

WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS(S) OR LOAN(S)?

No. The Conversion will have no effect on the balance or terms of any deposit account or loan, and your deposit(s) will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your account(s) will not automatically be converted to stock.

WHO MAY PURCHASE STOCK IN THE OFFERING?

Depositors of the Bank as of certain dates, the Bank's Employee Stock Ownership Plan, and employees, officers and directors of the Bank may purchase stock in the Subscription Offering. To the extent that all of the Common Stock is not sold to eligible subscribers, the Holding Company may offer and sell the remainder of the Common Stock through Friedman, Billings, Ramsey & Co., Inc. to the general public in the Direct Community and/or Public Offering.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

The Company is offering up to 1,610,000 shares (subject to adjustment up to 1,851,500 shares) of Common Stock at a price of $10.00 per share. The Offering is made by the Prospectus accompanied by the Stock Order Form and Certification Form.

HOW MUCH STOCK MAY I BUY?

The minimum order is 25 shares. The maximum purchase for any person (or persons on a single account) is 20,000 shares. The maximum order for any person together with associates of and persons acting in concert with such person is 80,000 shares of the Common Stock sold in the Offering. No person, by himself or herself, or with an associate or group of persons acting in concert, may subscribe for or purchase more than 20,000 shares in the Public or Direct Community Offering.

The maximum purchase limitation may be increased or decreased at the sole discretion of the Holding Company and the Bank, subject to any necessary regulatory approval.

DO I HAVE TO BUY STOCK?

No. The Conversion, however, will allow the Bank's eligible depositors, employees, officers and directors an opportunity to subscribe for stock. They will have the opportunity to become initial stockholders of the Company and to share in the future of the Company and the Bank with which they do business.

HOW DO I ORDER STOCK?

You must complete the Stock Order Form (and Certification Form printed on the back) by following the printed Stock Order Form Instructions. A properly executed Stock Order Form and Certification Form and payment in full must be received at the Stock Center or at any office of the Bank by 12:00 noon, Arlington Heights, Illinois Time, on xxxday, June___, 1998.

IF I PLACE AN ORDER FOR STOCK, AM I GUARANTEED TO RECEIVE THAT STOCK?

No. Placing an order for stock does not guarantee that you will receive any or all of your order. Orders are filled on a priority basis. For detailed information on the preference categories, refer to "The Conversion" section of the Prospectus.

HOW DO I PAY FOR MY SHARES OF STOCK?

You must include payment by check, money order or cash with your Stock Order Form and Certification Form. Cash will be accepted only if delivered in person to a branch of the Bank where it will be converted into a check. Interest will be paid by the Bank on these funds at the Bank's passbook rate from the day the funds are received until the completion or termination of the Conversion.

You may authorize us to withdraw funds from your deposit account or certificate of deposit for the amount of funds you specify for payment. The Bank is waiving all early withdrawal penalties on certificates of deposit where the funds are used to subscribe for stock.

Note: You will not have access to these funds from the day we receive your order until the completion or termination of the Conversion.


May I purchase shares using funds in my Ben Franklin Bank of Illinois (formerly known as Douglas Savings Bank) IRA account?

Federal regulations do not permit the purchase of conversion stock in your IRA account held by the Bank. To accommodate our IRA depositors, we have made arrangements to have funds transferred into self-directed IRA accounts with a third party broker-dealer to allow for such purchases. Please call our Stock Center as soon as possible at (847) 938-____ for additional information.

WILL THE STOCK BE INSURED?

No. Like any other common stock, the Common Stock will not be insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

WILL DIVIDENDS BE PAID ON THE STOCK?

The Board of Directors has not yet established a policy with respect to payment of cash dividends on the Common Stock. Some factors that will be taken into account when making decisions regarding dividends are: the Holding Company's consolidated financial condition, capital requirements, tax considerations, industry standards, economic conditions, investment opportunities, regulatory restrictions, general business practices and other factors.

HOW WILL THE STOCK BE TRADED?

The Common Stock will trade on the Nasdaq Stock Market under the symbol "BFFI". However, no assurance can be given that an active and liquid market will develop.

DO I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares in the Offering.

SHOULD I VOTE IN FAVOR OF THE PLAN OF CONVERSION?

Yes. The Board of Directors of the Bank recommends that you vote in favor of the Plan of Conversion. Your "FOR" vote is very important!


WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS TODAY!

HOW MANY VOTES DO I HAVE?

Your proxy card(s) show the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of April___, 1998, the Voting Record Date. The maximum is 1,000 votes. We must receive affirmative votes from the majority of members of the Bank in order to approve the Plan of Conversion.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?

Yes, but we would still like you to sign and mail your proxy card today. If you decide to revoke your proxy, you may do so by voting at the Special Meeting of Members to be held on June ___, 1998 at 10:00 a.m.

FOR   ADDITIONAL   INFORMATION   YOU  MAY  CALL  OUR   STOCK   CENTER  AT  (847)
398-____between 9:00 a.m. and 5:00 p.m., Arlington Heights, Illinois Time, Monday through Friday.

The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer will be made only by the Prospectus accompanied by the Stock Order Form and Certification Form.



                          Ben Franklin Financial, Inc.
                                  Stock Center
                              6 South Dryden Place
                           Arlington Heights, IL 60004
                                (847) ____-______